Exhibit 99.1

Amedisys Previews First Quarter 2013 Results

Baton Rouge, Louisiana (April 25, 2013)—Amedisys, Inc. (NASDAQ: “AMED”), one of America’s leading home health and hospice care companies, today announced preliminary financial results for the first quarter ended March 31, 2013. These preliminary results are subject to completion of the Company’s quarterly financial and accounting procedures. Amedisys anticipates first quarter 2013 revenue of approximately $339 million and net income from continuing operations attributable to Amedisys, Inc. per diluted share between $0.08 and $0.10. These results include legal costs associated with governmental investigations of approximately $2 million, or 4 cents per diluted share.

Results were impacted by soft volume in both the home health and hospice divisions. In home health, total Medicare admissions increased 2% compared to the prior year’s first quarter, but moderated over the course of the quarter. This growth was more than offset by a decline in recertifications, as indicated by a recertification rate in the first quarter of approximately 38%, compared to 44% in the prior year’s first quarter, and 40% in the fourth quarter of 2012. The recertification rate showed a declining trend over the quarter. Hospice average daily census fell to approximately 5,091 from 5,190 in the prior year’s first quarter and 5,405 in the fourth quarter of 2012. Hospice total admissions increased 2% from the prior year’s first quarter, but the Company experienced a higher level of discharges than normal.

Home health results for the quarter were impacted by sequestration, which reduced Medicare reimbursement by 2% for episodes in progress at quarter end, or approximately a 3 cent per share reduction to earnings. Previously, and reflected in management guidance issued on March 12, 2013, sequestration was expected to only impact episodes starting in the second quarter. Hospice results were not impacted by sequestration in the first quarter.

Amedisys will discuss these results in more detail on its first quarter earnings conference call scheduled for Tuesday, April 30th. At that time, the Company also expects to provide information on how first quarter results will impact management guidance for 2013.

The Company plans to issue its earnings release for the quarter on Tuesday, April 30th prior to the market opening. The conference call to discuss results is scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To participate on the conference call, please call a few minutes before 10:00 a.m. ET to either (877) 512-9171 (Toll free) or (815) 573-0979 (Toll), use conference ID #35067959. A replay of the conference call will be available through May 7, 2013. The replay dial in number is (855) 859-2056 (Toll free) or (404) 537-3406 (Toll) and use conference ID #35067959.

A live webcast of the call will be accessible through our website on our Investor Relations section at the following web address: http://investors.amedisys.com.

Amedisys, Inc. (the “Company”) is headquartered in Baton Rouge, Louisiana and our common stock trades on the NASDAQ Global Select Market under the symbol “AMED”.

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a leading health care at home company delivering personalized home health and hospice care to more than 360,000 patients each year. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. The Company’s state-of-the-art advanced chronic care management programs and leading-edge technology enables it to deliver quality care based upon the latest evidence-based best practices. Amedisys is a recognized innovator, being one of the first in the industry to equip its clinicians with point-of-care laptop technology and referring physicians with an internet portal that enables real-time coordination of patient care seamlessly. Amedisys also has the industry’s first-ever nationwide Care Transitions program, designed to reduce unnecessary hospital readmissions through patient and caregiver health coaching and care coordination, which starts in the hospital and continues throughout completion of the patient’s home health plan of care. For more information about the Company, please visit: http://www.amedisys.com.

Our company website address is http://www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company, is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Contact:

Amedisys, Inc.

Tom Dolan, 225.299.3391

SVP, Finance and Treasurer

tom.dolan@amedisys.com